Exhibit 99.1

For more information, contact:

Investors:

Corey Kinger

VP Investor Relations

corey.kinger@ww.com

Media:

Nicole Penn

VP Corporate Communications

nicole.penn@ww.com

WW Announces Fourth Quarter and Full Year 2020 Results

•	FY 2020 End of Period Subscribers up 4% year-over-year to 4.4 million, an all-time year-end high

•	FY 2020 End of Period Digital Subscribers up 24% year-over-year to an all-time year-end high

•	Q4 2020 Revenues of $323 million, down 3%, or 5% on a constant currency basis, year-over-year

•	FY 2020 Revenues of $1.4 billion, down 3% year-over-year on an actual and on a constant currency basis

•	Q4 2020 Gross Margin of 56.3%; excluding one-time charges, Q4 2020 adjusted gross margin increased year-over-year to 61.2%

•	FY 2020 Gross Margin of 56.4%; excluding one-time charges, FY 2020 adjusted gross margin increased year-over-year to 58.1%

•	Q4 2020 Operating Income of $48 million; excluding one-time charges, Q4 adjusted operating income was $67 million

•	FY 2020 Operating Income of $216 million; excluding one-time charges, FY 2020 adjusted operating income was $286 million

NEW YORK (February 25, 2021) – WW International, Inc. (NASDAQ: WW) today announced its results for the fourth quarter and full year fiscal 2020.

“I am incredibly proud of what WW achieved in 2020,” said Mindy Grossman, the Company’s President and CEO. “By delivering an engaging, holistic member experience through an innovative digital platform, we drove membership growth, maintained all-time high member retention, expanded our e-commerce presence and capabilities, and reinforced WW’s position as a tech-enabled, human-centric weight loss and wellness leader. Our new membership tier, Digital 360, is being enthusiastically received by members and is building subscriber momentum. Today, WW is the leading weight loss and wellness digital subscription platform, with multiple membership verticals and revenue streams, creating a healthier and more sustainable business model.”

Amy O’Keefe, the Company’s CFO, said, “We had a strong finish to a year with unique challenges, driven by the growth of our Digital business with fourth quarter Digital end of period subscribers up 24% year-over-year. Our attractive Digital business model, the continued shift in subscriber mix and strong cost discipline enabled us to expand adjusted gross margin to over 61% in the quarter. We ended 2020 well-positioned to navigate a dynamic environment and drive cash flow and shareholder value.”

Q4 2020 Consolidated Results

	Three Months Ended			% Change Adjusted for
(in millions except percentages and per share amounts)	January 2, 2021	December 28, 2019	% Change	Constant Currency(1)
Subscription Revenues, net	$286.5	$288.7	(0.8%)	(2.9%)
Product Sales and Other, net	36.9	43.9	(15.8%)	(17.6%)

Revenues, net	$323.4	$332.6	(2.8%)	(4.9%)
Gross Profit	$182.1	$175.2	4.0%	1.2%
Adjustments
2020 Restructuring Charges	15.7	—

Adjusted Gross Profit(1)	$197.8	$175.2	12.9%	10.1%
Operating Income	$47.7	$65.9	(27.7%)	(31.5%)
Adjustments
2020 Restructuring Charges	19.6	—

Adjusted Operating Income(1)	$67.3	$65.9	2.1%	(1.7%)
Net Income*	$12.6	$29.4	(57.1%)	(63.1%)
EPS	$0.18	$0.42	(57.2%)	(63.3%)
Total Paid Weeks	62.8	56.9	10.4%	N/A
Digital(2) Paid Weeks	51.9	39.3	32.0%	N/A
Workshops + Digital(3) Paid Weeks	11.0	17.6	(37.6%)	N/A
End of Period Subscribers(4)	4.4	4.2	4.2%	N/A
Digital Subscribers	3.7	3.0	24.0%	N/A
Workshops + Digital Subscribers	0.7	1.3	(42.9%)	N/A

Note: Totals may not sum due to rounding.

(1)	See “Reconciliation of Non-GAAP Financial Measures” attached to this release for further detail on adjustments to GAAP financial measures.
(2)	“Digital” refers to providing subscriptions to the Company’s digital product offerings, including Digital 360 and Personal Coaching + Digital.
(3)

“Workshops + Digital” (formerly known as “Studio + Digital”) refers to providing unlimited access to the Company’s workshops combined with the Company’s digital subscription product offerings to commitment plan subscribers. It also includes the provision of access to workshops for members who do not subscribe to commitment plans, including the Company’s “pay-as-you-go” members.

(4)	“Subscribers” refers to Digital subscribers and Workshops + Digital subscribers who participate in recur bill programs in Company-owned operations.

*	Except in the case of the financials attached to this release, “Net Income” refers to Net Income attributable to WW International, Inc.

Q4 2020 Business and Financial Highlights

•

End of Period Subscribers in Q4 2020 were up 4.2% versus the prior year period, driven by Digital Subscriber growth across all major geographic markets. Q4 2020 End of Period Digital Subscribers increased 24.0% and End of Period Workshops + Digital Subscribers decreased 42.9% versus the prior year period.

•

Total Paid Weeks in Q4 2020 were up 10.4% versus the prior year period, driven by Digital Subscriber growth across all major geographic markets. Q4 2020 Digital Paid Weeks increased 32.0% and Workshops + Digital Paid Weeks decreased 37.6% versus the prior year period.

•	Revenues in Q4 2020 were $323.4 million. On a constant currency basis, Q4 2020 revenues decreased 4.9% versus the prior year period.

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Subscription Revenues in Q4 2020 were $286.5 million. On a constant currency basis, these revenues decreased 2.9% versus the prior year period, primarily driven by declines in Workshops + Digital Fees as a result of the closure of studios and reduced operations related to COVID-19.

¡

Product Sales and Other in Q4 2020 were $36.9 million. On a constant currency basis, these revenues decreased 17.6% versus the prior year period, primarily driven by declines in product sales as a result of the closure of studios and reduced operations related to COVID-19.

•

Gross Profit in Q4 2020 was $182.1 million and adjusted gross profit in Q4 2020 was $197.8 million, which excluded $15.7 million in charges associated with the Company’s previously disclosed 2020 organizational restructuring plan. Gross profit in Q4 2019 was $175.2 million.

¡	Gross Margin in Q4 2020 was 56.3%. Adjusted gross margin was 61.2%, up from 52.7% in the prior year period driven primarily by a mix shift to the Company’s higher margin Digital business.

•

Operating Income in Q4 2020 was $47.7 million and adjusted operating income in Q4 2020 was $67.3 million, which excluded the $19.6 million in charges associated with the Company’s previously disclosed 2020 organizational restructuring plan. Operating income in Q4 2019 was $65.9 million.

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Operating Income Margin for Q4 2020 was 14.7%. Adjusted operating income margin was 20.8%, an increase from 19.8% in the prior year period driven primarily by a mix shift to the Company’s higher margin Digital business as well as continued expense discipline.

•	Effective Tax Rate in Q4 2020 was 23.7%, compared to 13.7% in the prior year period.

•	Net Income in Q4 2020 was $12.6 million compared to $29.4 million in the prior year period.

•	Earnings per fully diluted share (EPS) in Q4 2020 was $0.18 compared to $0.42 in the prior year period.

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Certain items affect year-over-year comparability. Q4 2020 EPS was negatively impacted by $0.21 per fully diluted share from charges associated with the Company’s previously disclosed 2020 organizational restructuring plan.

Full Year 2020 Consolidated Results

	Twelve Months Ended			% Change Adjusted for
(in millions except percentages and per share amounts)	January 2, 2021	December 28, 2019	% Change	Constant Currency(1)
Subscription Revenues, net	$1,186.5	$1,207.3	(1.7%)	(2.1%)
Product Sales and Other, net	191.6	206.1	(7.0%)	(7.2%)

Revenues, net	$1,378.1	$1,413.3	(2.5%)	(2.8%)
Gross Profit	$777.8	$786.7	(1.1%)	(1.6%)
Adjustments
2020 Restructuring Charges	23.3	—

Adjusted Gross Profit(1)	$801.1	$786.7	1.8%	1.4%
Operating Income	$216.2	$288.0	(24.9%)	(26.1%)
Adjustments
2020 Restructuring Charges	33.1	—
Winfrey Stock Compensation Expense	32.7	—
Goodwill Impairment	3.7	—

Adjusted Operating Income(1)	$285.6	$288.0	(0.8%)	(1.6%)
Net Income*	$75.1	$119.6	(37.2%)	(39.4%)
EPS	$1.07	$1.72	(37.7%)	(39.8%)
Total Paid Weeks	254.3	235.0	8.2%	N/A
Digital(2) Paid Weeks	196.3	160.0	22.7%	N/A
Workshops + Digital(3) Paid Weeks	58.0	75.1	(22.7%)	N/A
End of Period Subscribers(4)	4.4	4.2	4.2%	N/A
Digital Subscribers	3.7	3.0	24.0%	N/A
Workshops + Digital Subscribers	0.7	1.3	(42.9%)	N/A

Note: Totals may not sum due to rounding.

(1)	See “Reconciliation of Non-GAAP Financial Measures” attached to this release for further detail on adjustments to GAAP financial measures.
(2)	“Digital” refers to providing subscriptions to the Company’s digital product offerings, including Digital 360 and Personal Coaching + Digital.
(3)

“Workshops + Digital” refers to providing unlimited access to the Company’s workshops combined with the Company’s digital subscription product offerings to commitment plan subscribers. It also includes the provision of access to workshops for members who do not subscribe to commitment plans, including the Company’s “pay-as-you-go” members.

(4)	“Subscribers” refers to Digital subscribers and Workshops + Digital subscribers who participate in recur bill programs in Company-owned operations.

*	Except in the case of the financials attached to this release, “Net Income” refers to Net Income attributable to WW International, Inc.

Full Year 2020 Business and Financial Highlights

•

Total Paid Weeks in fiscal 2020 were up 8.2% versus the prior year, driven by Digital Subscriber growth in all major geographic markets. Fiscal 2020 Digital Paid Weeks increased 22.7% and Workshops + Digital Paid Weeks decreased 22.7% versus the prior year.

•	Revenues in fiscal 2020 were $1,378.1 million. On a constant currency basis, fiscal 2020 revenues decreased 2.8% versus the prior year.

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Subscription Revenues in fiscal 2020 were $1,186.5 million. On a constant currency basis, these revenues decreased 2.1% versus the prior year, primarily driven by declines in Workshops + Digital Fees as a result of the closure of studios and reduced operations related to COVID-19.

¡

Product Sales and Other in fiscal 2020 were $191.6 million. On a constant currency basis, these revenues decreased 7.2% versus the prior year, primarily driven by declines in product sales as a result of the closure of studios and reduced operations related to COVID-19.

•

Gross Profit in fiscal 2020 was $777.8 million and adjusted gross profit in fiscal 2020 was $801.1 million, which excluded $23.3 million in charges associated with the Company’s previously disclosed 2020 organizational restructuring plan. Gross profit in fiscal 2019 was $786.7 million.

¡	Gross Margin in fiscal 2020 was 56.4%. Adjusted gross margin was 58.1%, up from 55.7% in fiscal 2019 driven primarily by a mix shift to the Company’s higher margin Digital business.

•

Operating Income in fiscal 2020 was $216.2 million and adjusted operating income in fiscal 2020 was $285.6 million, which excluded a $3.7 million impairment charge for the Company’s goodwill related to its Brazil operations, $32.7 million in one-time stock compensation expense associated with the previously disclosed option granted to Ms. Oprah Winfrey in connection with the Company extending its partnership with Ms. Winfrey, and a $33.1 million in charges associated with the Company’s previously disclosed 2020 organizational restructuring plan. Operating income in fiscal 2019 was $288.0 million.

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Operating Income Margin for fiscal 2020 was 15.7%. Adjusted operating income margin was 20.7%, an increase from 20.4% in fiscal 2019 driven primarily by a mix shift to the Company’s higher margin Digital business as well as continued expense discipline.

•	Effective Tax Rate in fiscal 2020 was 18.9% compared to 20.9% in the prior year.

•	Net Income in fiscal 2020 was $75.1 million compared to $119.6 million in the prior year.

•	Earnings per fully diluted share (EPS) in fiscal 2020 was $1.07 compared to $1.72 in the prior year.

¡	Certain items affect year-over-year comparability.

◾	Fiscal 2020 EPS was negatively impacted by $0.63 per fully diluted share in the aggregate due to the following items:

•	$0.35 per fully diluted share negative impact from charges associated with the Company’s previously disclosed 2020 organizational restructuring plan.

•

$0.35 per fully diluted share negative impact from the one-time stock compensation expense associated with the previously disclosed option granted to Ms. Winfrey in connection with the Company extending its partnership with Ms. Winfrey.

•	$0.04 per fully diluted share negative impact from the goodwill impairment charge related to the Company’s Brazil operations.

•	$0.11 per fully diluted share benefit from the reversal of prior years’ global intangible low-taxed income, or GILTI, taxes that are no longer required.

◾	Fiscal 2019 EPS was negatively impacted by $0.07 per fully diluted share from expenses related to the Company’s previously disclosed 2019 organizational realignment.

Other Items

•	Cash balance as of January 2, 2021 was $165.9 million. On that same date, the Company had no outstanding borrowings under its $175 million revolving credit facility.

•

2020 Restructuring Plan: The Company has revised the cost of its previously disclosed restructuring plan to $33.1 million primarily driven by strategic cost reductions to its global Workshops + Digital operations to adjust to anticipated consumer demand.

Fourth Quarter and Full Year 2020 Conference Call and Webcast

The Company has scheduled a conference call today at 5:00 p.m. ET. During the conference call, Mindy Grossman, President and Chief Executive Officer, Nicholas Hotchkin, Chief Operating Officer, and Amy O’Keefe, Chief Financial Officer, will discuss the fourth quarter and full year fiscal 2020 results and answer questions from the investment community.

The live webcast of the conference call will be available on the Company’s corporate website, corporate.ww.com, in the Investors section under Presentations and Events. Supplemental investor materials will also be available in the same location prior to the start of the webcast. A replay of the webcast will be available on this site for approximately 90 days.

Statement regarding Non-GAAP Financial Measures

The following provides information regarding non-GAAP financial measures used in this earnings release and today’s scheduled conference call:

To supplement the Company’s consolidated results presented in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company has disclosed non-GAAP financial measures of operating results that exclude or adjust certain items. Gross profit, gross profit margin, operating income, operating income margin, and selling, general and administrative expenses are discussed both as reported (on a GAAP basis) and as adjusted (on a non-GAAP basis), with respect to the fourth quarter of fiscal 2020 to exclude the impact of charges associated with the Company’s previously disclosed 2020 organizational restructuring plan, and with respect to the full year fiscal 2020 to exclude the impact of the impairment charge for the Company’s goodwill related to its Brazil operations, the impact of the one-time stock compensation expense associated with the previously disclosed option granted to Ms. Oprah Winfrey in connection with the Company extending its partnership with Ms. Winfrey and charges associated with the Company’s previously disclosed 2020 organizational restructuring plan, as applicable. The Company also presents in the attachments to this release the non-GAAP financial measures earnings before interest, taxes, depreciation, amortization and stock-based compensation (“EBITDAS”), earnings before interest, taxes, depreciation, amortization, stock-based compensation, 2020 restructuring charges and goodwill impairment (“Adjusted EBITDAS”), net debt, and a net debt to Adjusted EBITDAS ratio. In addition, the Company presents certain of its financial results on a constant currency basis in addition to GAAP results. Constant currency information compares results between periods as if exchange rates had remained constant period-over-period. The Company calculates constant currency by calculating current-year results using prior-year foreign currency exchange rates.

Management believes these non-GAAP financial measures provide useful supplemental information for its and investors’ evaluation of the Company’s business performance and are useful for period-over-period comparisons of the performance of the Company’s business. While management believes that these non-GAAP financial measures are useful in evaluating the Company’s business, this information should be considered as supplemental in nature and should not be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly entitled measures reported by other companies. See “Reconciliation of Non-GAAP Financial Measures” attached to this release and reconciliations, if any, included elsewhere in this release for a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures.

About WW International, Inc.

WW (formerly Weight Watchers) is a human-centric technology company powered by the world’s leading commercial weight management program. As a global wellness company, we inspire millions of people to adopt healthy habits for real life. Through our comprehensive digital app, expert Coaches and engaging experiences, members follow our proven, sustainable, science-based program focused on food, activity, mindset and sleep. Leveraging nearly six decades of expertise in nutritional and behavioral change science, providing real human connection and building inspired communities, our purpose is to democratize and deliver holistic wellness for all. To learn more about the WW approach to healthy living, please visit ww.com. For more information about our global business, visit our corporate website at corporate.ww.com.

This news release and any attachments include “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, revenue and earnings guidance and any statements about the Company’s plans, strategies, objectives, and prospects and the impact of the COVID-19 virus. The Company generally uses the words “may,” “will,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend,” “aim” and similar expressions in this news release and any attachments to identify forward-looking statements. The Company bases these forward-looking statements on its current views with respect to future events and financial performance. Actual results could differ materially from those projected in the forward-looking statements. These forward-looking statements are subject to risks, uncertainties and assumptions, including, among other things: the impact of the global outbreak of the COVID-19 virus on the Company’s business and liquidity and on the business environment and markets in which the Company operates; competition from other weight management and wellness industry participants or the development of more effective or more favorably perceived weight management methods; the Company’s failure to continue to retain and grow its subscriber base; the Company’s ability to continue to develop new, innovative services and products and enhance its existing services and products or the failure of its services, products or brands to continue to appeal to the market, or the Company’s ability to successfully expand into new channels of distribution or respond to consumer trends; the ability to successfully implement strategic initiatives; the effectiveness of the Company’s advertising and marketing programs, including the strength of its social media presence; the impact on the Company’s reputation of actions taken by its franchisees, licensees, suppliers and other partners; the recognition of asset impairment charges; the loss of key personnel, strategic partners or consultants or failure to effectively manage and motivate the Company’s workforce; the inability to renew certain of the Company’s licenses, or the inability to do so on terms that are favorable to the Company; the expiration or early termination by the Company of leases; uncertainties related to a downturn in general economic conditions or consumer confidence; the Company’s ability to successfully make acquisitions or enter into joint ventures, including its ability to successfully integrate, operate or realize the anticipated benefits of such businesses; the seasonal nature of the Company’s business; the impact of events that discourage or impede people from gathering with others or accessing resources; the Company’s failure to maintain effective internal control over financial reporting; the impact of the Company’s substantial amount of debt, debt service obligations and debt covenants, and the Company’s exposure to variable rate indebtedness; the ability to generate sufficient cash to service the Company’s debt and satisfy its other liquidity requirements; uncertainties regarding the satisfactory operation of the Company’s technology or systems; the impact of data security breaches or privacy concerns, including the costs of compliance with evolving privacy laws and regulations; the Company’s ability to enforce its intellectual property rights both domestically and internationally, as well as the impact of its involvement in any claims related to intellectual property rights; risks and uncertainties associated with the Company’s international operations, including regulatory, economic, political, social, intellectual property and foreign currency risks; the outcomes of litigation or regulatory actions; the impact of existing and future laws and regulations; the possibility that the interests of Artal Group S.A., the largest holder of the Company’s common stock and a shareholder with significant influence over the Company, will conflict with the Company’s interests or the interests of other holders of the Company’s common stock; the impact that the sale of substantial amounts of the Company’s common stock by existing large shareholders, or the perception that such sales could occur, could have on the market price of the Company’s common stock; and other risks and uncertainties, including those detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission. You should not put undue reliance on any forward-looking statements. You should understand that many important factors, including those discussed herein, could cause the Company’s results to differ materially from those expressed or suggested in any forward-looking statement. Except as required by law, the Company does not undertake any obligation to update or revise these forward-looking statements to reflect new information or events or circumstances that occur after the date of this news release or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review the Company’s filings with the United States Securities and Exchange Commission (which are available on the SEC’s EDGAR database at www.sec.gov and via the Company’s website at corporate.ww.com).

WW INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

UNAUDITED

	January 2, 2021	December 28, 2019

ASSETS
Cash and cash equivalents	$165,887	$182,736
Other current assets	133,305	112,654

TOTAL CURRENT ASSETS	299,192	295,390
Property and equipment, net	51,935	54,066
Operating lease assets	119,102	151,983
Goodwill, franchise rights and other intangible assets, net	981,176	970,392
Other assets	29,769	26,483

TOTAL ASSETS	$1,481,174	$1,498,314

LIABILITIES AND TOTAL DEFICIT
Portion of long-term debt due within one year	$77,000	$96,250
Portion of operating lease liabilities due within one year	28,551	33,236
Other current liabilities	234,548	264,584

TOTAL CURRENT LIABILITIES	340,099	394,070
Long-term debt	1,408,800	1,479,920
Long-term operating lease liabilities	101,561	128,464
Deferred income taxes, other	178,925	177,681

TOTAL LIABILITIES	$2,029,385	$2,180,135

Redeemable noncontrolling interest	—	3,722

Shareholders’ deficit	(548,211)	(685,543)

TOTAL LIABILITIES AND TOTAL DEFICIT	$1,481,174	$1,498,314

WW INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF NET INCOME

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

UNAUDITED

	Three Months Ended
	January 2, 2021	December 28, 2019
Subscription revenues, net (1)	$286,525	$288,731
Product sales and other, net (2)	36,902	43,852

Revenues, net	323,427	332,583

Cost of subscription revenues (3)	109,825	129,454
Cost of product sales and other	31,519	27,978

Cost of revenues	141,344	157,432

Gross profit	182,083	175,151
Marketing expenses	62,638	43,455
Selling, general and administrative expenses	71,777	65,810

Operating income	47,668	65,886
Interest expense	31,030	32,222
Other expense (income), net	120	(443)

Income before income taxes	16,518	34,107
Provision for income taxes	3,916	4,679

Net income	12,602	29,428
Net loss (income) attributable to the noncontrolling interest	9	(45)

Net income attributable to WW International, Inc.	$12,611	$29,383

Earnings Per Share attributable to WW International, Inc.
Basic	$0.18	$0.44

Diluted	$0.18	$0.42

Weighted average common shares outstanding:
Basic	68,275	67,365

Diluted	70,263	70,018

Note: Totals may not sum due to rounding.

(1)

Consists of net “Digital Subscription Revenues” and net “Workshops + Digital Fees” (formerly known as “Studio + Digital Fees”). “Digital Subscription Revenues” consist of the fees associated with subscriptions for the Company’s Digital offerings, including Digital 360 and Personal Coaching + Digital. “Workshops + Digital Fees” consist of the fees associated with the Company’s subscription plans for combined workshops and digital offerings and other payment arrangements for access to workshops.

(2)

Consists of sales of consumer products via e-commerce, in studios and through the Company’s trusted partners, revenues from licensing and publishing, other revenues, and franchise fees with respect to commitment plans and royalties.

(3)	Consists of cost of revenues and operating expenses for the Company’s Digital and Workshops + Digital services.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF NET INCOME

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

UNAUDITED

	Twelve Months Ended
	January 2, 2021	December 28, 2019
Subscription revenues, net (1)	$1,186,489	$1,207,266
Product sales and other, net (2)	191,635	206,071

Revenues, net	1,378,124	1,413,337

Cost of subscription revenues (3)	452,882	502,907
Cost of product sales and other	147,401	123,748

Cost of revenues	600,283	626,655

Gross profit	777,841	786,682
Marketing expenses	260,727	243,998
Selling, general and administrative expenses	297,287	254,699
Goodwill impairment	3,665	—

Operating income	216,162	287,985
Interest expense	123,310	135,267
Other expense, net	349	1,758

Income before income taxes	92,503	150,960
Provision for income taxes	17,462	31,513

Net income	75,041	119,447
Net loss attributable to the noncontrolling interest	38	169

Net income attributable to WW International, Inc.	$75,079	$119,616

Earnings Per Share attributable to WW International, Inc.
Basic	$1.11	$1.78

Diluted	$1.07	$1.72

Weighted average common shares outstanding:
Basic	67,849	67,188

Diluted	70,020	69,550

Note: Totals may not sum due to rounding.

(1)

Consists of net “Digital Subscription Revenues” and net “Workshops + Digital Fees” (formerly known as “Studio + Digital Fees”). “Digital Subscription Revenues” consist of the fees associated with subscriptions for the Company’s Digital offerings, including Digital 360 and Personal Coaching + Digital. “Workshops + Digital Fees” consist of the fees associated with the Company’s subscription plans for combined workshops and digital offerings and other payment arrangements for access to workshops.

(2)

Consists of sales of consumer products via e-commerce, in studios and through the Company’s trusted partners, revenues from licensing and publishing, other revenues (including revenues from the WW Presents: Oprah’s 2020 Vision tour), and franchise fees with respect to commitment plans and royalties.

(3)	Consists of cost of revenues and operating expenses for the Company’s Digital and Workshops + Digital services.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

OPERATIONAL STATISTICS

(IN THOUSANDS, EXCEPT PERCENTAGES)

UNAUDITED

	Three Months Ended		Variance
	January 2,	December 28,
	2021	2019
Digital Paid Weeks (1)
North America	32,950	24,800	32.9%
CE	14,483	11,138	30.0%
UK	3,392	2,544	33.4%
Other (2)	1,036	817	26.8%

Total Digital Paid Weeks	51,861	39,299	32.0%

Workshops + Digital Paid Weeks (1)
North America	7,388	11,892	(37.9%)
CE	1,829	2,685	(31.9%)
UK	1,425	2,494	(42.9%)
Other (2)	345	548	(37.0%)

Total Workshops + Digital Paid Weeks	10,988	17,619	(37.6%)

Total Paid Weeks (1)
North America	40,338	36,692	9.9%
CE	16,312	13,822	18.0%
UK	4,817	5,038	(4.4%)
Other (2)	1,381	1,366	1.2%

Total Paid Weeks	62,849	56,918	10.4%

End of Period Digital Subscribers (3)
North America	2,334	1,871	24.8%
CE	1,060	863	22.8%
UK	235	190	23.9%
Other (2)	74	62	20.1%

Total End of Period Digital Subscribers	3,703	2,985	24.0%

End of Period Workshops + Digital Subscribers (3)
North America	488	852	(42.7%)
CE	120	197	(39.1%)
UK	88	172	(48.5%)
Other (2)	24	40	(41.5%)

Total End of Period Workshops + Digital Subscribers	720	1,260	(42.9%)

Total End of Period Subscribers (3)
North America	2,822	2,722	3.7%
CE	1,180	1,060	11.3%
UK	323	361	(10.5%)
Other (2)	98	102	(4.3%)

Total End of Period Subscribers	4,423	4,245	4.2%

Note: Totals may not sum due to rounding.

(1)

The “Paid Weeks” metric reports paid weeks by WW customers in Company-owned operations for a given period as follows: (i) “Digital Paid Weeks” is the total paid subscription weeks for the Company’s digital subscription products (including Digital 360 and Personal Coaching + Digital); (ii) “Workshops + Digital Paid Weeks” (formerly known as “Studio + Digital Paid Weeks”) is the sum of total paid commitment plan weeks which include workshops and digital offerings and total “pay-as-you-go” weeks; and (iii) “Total Paid Weeks” is the sum of Digital Paid Weeks and Workshops + Digital Paid Weeks.

(2)	Represents Australia, New Zealand and emerging markets.
(3)

The “End of Period Subscribers” metric reports WW subscribers in Company-owned operations at a given period end as follows: (i) “End of Period Digital Subscribers” is the total number of Digital, including Digital 360 and Personal Coaching + Digital, subscribers; (ii) “End of Period Workshops + Digital Subscribers” (formerly known as “End of Period Studio + Digital Subscribers”) is the total number of commitment plan subscribers that have access to combined workshops and digital offerings; and (iii) “End of Period Subscribers” is the sum of End of Period Digital Subscribers and End of Period Workshops + Digital Subscribers.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

OPERATIONAL STATISTICS

(IN THOUSANDS, EXCEPT PERCENTAGES)

UNAUDITED

	Twelve Months Ended
	January 2,	December 28,	Variance
	2021	2019
Digital Paid Weeks (1)
North America	124,585	100,920	23.4%
CE	55,241	45,809	20.6%
UK	12,668	10,056	26.0%
Other (2)	3,786	3,180	19.0%

Total Digital Paid Weeks	196,280	159,965	22.7%

Workshops + Digital Paid Weeks (1)
North America	39,362	50,735	(22.4%)
CE	9,352	11,604	(19.4%)
UK	7,597	10,454	(27.3%)
Other (2)	1,697	2,292	(25.9%)

Total Workshops + Digital Paid Weeks	58,007	75,084	(22.7%)

Total Paid Weeks (1)
North America	163,947	151,655	8.1%
CE	64,592	57,413	12.5%
UK	20,265	20,509	(1.2%)
Other (2)	5,483	5,472	0.2%

Total Paid Weeks	254,287	235,050	8.2%

End of Period Digital Subscribers (3)
North America	2,334	1,871	24.8%
CE	1,060	863	22.8%
UK	235	190	23.9%
Other (2)	74	62	20.1%

Total End of Period Digital Subscribers	3,703	2,985	24.0%

End of Period Workshops + Digital Subscribers (3)
North America	488	852	(42.7%)
CE	120	197	(39.1%)
UK	88	172	(48.5%)
Other (2)	24	40	(41.5%)

Total End of Period Workshops + Digital Subscribers	720	1,260	(42.9%)

Total End of Period Subscribers (3)
North America	2,822	2,722	3.7%
CE	1,180	1,060	11.3%
UK	323	361	(10.5%)
Other (2)	98	102	(4.3%)

Total End of Period Subscribers	4,423	4,245	4.2%

Note: Totals may not sum due to rounding.

(1)

The “Paid Weeks” metric reports paid weeks by WW customers in Company-owned operations for a given period as follows: (i) “Digital Paid Weeks” is the total paid subscription weeks for the Company’s digital subscription products (including Digital 360 and Personal Coaching + Digital); (ii) “Workshops + Digital Paid Weeks” (formerly known as “Studio + Digital Paid Weeks”) is the sum of total paid commitment plan weeks which include workshops and digital offerings and total “pay-as-you-go” weeks; and (iii) “Total Paid Weeks” is the sum of Digital Paid Weeks and Workshops + Digital Paid Weeks.

(2)	Represents Australia, New Zealand and emerging markets.
(3)

The “End of Period Subscribers” metric reports WW subscribers in Company-owned operations at a given period end as follows: (i) “End of Period Digital Subscribers” is the total number of Digital, including Digital 360 and Personal Coaching + Digital, subscribers; (ii) “End of Period Workshops + Digital Subscribers” (formerly known as “End of Period Studio + Digital Subscribers”) is the total number of commitment plan subscribers that have access to combined workshops and digital offerings; and (iii) “End of Period Subscribers” is the sum of End of Period Digital Subscribers and End of Period Workshops + Digital Subscribers.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PERCENTAGES)

UNAUDITED

					Q4 2020 Variance
						2020
						Constant
	Q4 2020			Q4 2019	2020	Currency
		Currency	Constant		vs	vs
	GAAP	Adjustment	Currency	GAAP	2019	2019
Selected Financial Data
Consolidated Company Revenues	$323,427	$(6,987)	$316,441	$332,583	(2.8%)	(4.9%)
Consolidated Digital Subscription Revenues (1)	$201,863	$(4,941)	$196,922	$150,232	34.4%	31.1%
Consolidated Workshops + Digital Fees (2)	$84,662	$(1,291)	$83,371	$138,498	(38.9%)	(39.8%)
Consolidated Subscription Revenues (3)	$286,525	$(6,232)	$280,294	$288,731	(0.8%)	(2.9%)
Consolidated Product Sales and Other (4)	$36,902	$(755)	$36,147	$43,852	(15.8%)	(17.6%)

North America
Digital Subscription Revenues (1)	$130,079	$(113)	$129,966	$98,700	31.8%	31.7%
Workshops + Digital Fees (2)	$61,799	$(36)	$61,763	$103,680	(40.4%)	(40.4%)
Subscription Revenues (3)	$191,878	$(149)	$191,729	$202,381	(5.2%)	(5.3%)
Product Sales and Other (4)	$23,781	$(28)	$23,753	$27,589	(13.8%)	(13.9%)
Total Revenues	$215,659	$(177)	$215,482	$229,969	(6.2%)	(6.3%)
CE
Digital Subscription Revenues (1)	$57,406	$(4,379)	$53,027	$41,010	40.0%	29.3%
Workshops + Digital Fees (2)	$13,536	$(1,011)	$12,525	$19,687	(31.2%)	(36.4%)
Subscription Revenues (3)	$70,942	$(5,390)	$65,552	$60,697	16.9%	8.0%
Product Sales and Other (4)	$8,117	$(578)	$7,539	$7,905	2.7%	(4.6%)
Total Revenues	$79,059	$(5,969)	$73,090	$68,604	15.2%	6.5%
UK
Digital Subscription Revenues (1)	$9,545	$(243)	$9,302	$6,879	38.8%	35.2%
Workshops + Digital Fees (2)	$6,638	$(168)	$6,470	$10,651	(37.7%)	(39.3%)
Subscription Revenues (3)	$16,183	$(411)	$15,772	$17,530	(7.7%)	(10.0%)
Product Sales and Other (4)	$2,980	$(76)	$2,904	$4,958	(39.9%)	(41.4%)
Total Revenues	$19,164	$(488)	$18,676	$22,488	(14.8%)	(17.0%)
Other (5)
Digital Subscription Revenues (1)	$4,832	$(205)	$4,627	$3,643	32.6%	27.0%
Workshops + Digital Fees (2)	$2,689	$(75)	$2,614	$4,480	(40.0%)	(41.6%)
Subscription Revenues (3)	$7,521	$(280)	$7,241	$8,123	(7.4%)	(10.9%)
Product Sales and Other (4)	$2,024	$(76)	$1,948	$3,400	(40.5%)	(42.7%)
Total Revenues	$9,545	$(356)	$9,189	$11,522	(17.2%)	(20.3%)

Note: Totals may not sum due to rounding.

(1)	“Digital Subscription Revenues” consist of the fees associated with subscriptions for the Company’s Digital offerings, including Digital 360 and Personal Coaching + Digital.
(2)	“Workshops + Digital Fees” consist of the fees associated with the Company’s subscription plans for combined workshops and digital offerings and other payment arrangements for access to workshops.
(3)	“Subscription Revenues” equal “Digital Subscription Revenues” plus “Workshops + Digital Fees”.
(4)

“Product Sales and Other” are sales of consumer products via e-commerce, in studios and through the Company’s trusted partners, revenues from licensing and publishing, other revenues, and, in the case of the consolidated financial results and Other reportable segment, franchise fees with respect to commitment plans and royalties.

(5)	Represents Australia, New Zealand, emerging markets and franchise revenues.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PERCENTAGES)

UNAUDITED

					Full Year 2020 Variance
						2020
						Constant
	Full Year 2020			Full Year 2019	2020	Currency
		Currency	Constant		vs	vs
	GAAP	Adjustment	Currency	GAAP	2019	2019
Selected Financial Data
Consolidated Company Revenues	$1,378,124	$(4,721)	$1,373,403	$1,413,337	(2.5%)	(2.8%)
Consolidated Digital Subscription Revenues (1)	$743,060	$(4,369)	$738,691	$609,996	21.8%	21.1%
Consolidated Workshops + Digital Fees (2)	$443,429	$136	$443,565	$597,270	(25.8%)	(25.7%)
Consolidated Subscription Revenues (3)	$1,186,489	$(4,233)	$1,182,256	$1,207,266	(1.7%)	(2.1%)
Consolidated Product Sales and Other (4)	$191,635	$(488)	$191,147	$206,071	(7.0%)	(7.2%)

North America
Digital Subscription Revenues (1)	$484,471	$335	$484,806	$401,890	20.5%	20.6%
Workshops + Digital Fees (2)	$329,885	$257	$330,142	$446,576	(26.1%)	(26.1%)
Subscription Revenues (3)	$814,356	$592	$814,948	$848,466	(4.0%)	(4.0%)
Product Sales and Other (4)	$127,744	$35	$127,779	$130,836	(2.4%)	(2.3%)
Total Revenues	$942,100	$626	$942,726	$979,302	(3.8%)	(3.7%)
CE
Digital Subscription Revenues (1)	$207,978	$(4,858)	$203,120	$167,008	24.5%	21.6%
Workshops + Digital Fees (2)	$67,201	$(768)	$66,433	$87,962	(23.6%)	(24.5%)
Subscription Revenues (3)	$275,179	$(5,626)	$269,553	$254,970	7.9%	5.7%
Product Sales and Other (4)	$38,201	$(512)	$37,689	$38,263	(0.2%)	(1.5%)
Total Revenues	$313,380	$(6,137)	$307,243	$293,233	6.9%	4.8%
UK
Digital Subscription Revenues (1)	$33,919	$(267)	$33,652	$26,898	26.1%	25.1%
Workshops + Digital Fees (2)	$33,283	$(26)	$33,257	$44,145	(24.6%)	(24.7%)
Subscription Revenues (3)	$67,202	$(293)	$66,909	$71,043	(5.4%)	(5.8%)
Product Sales and Other (4)	$17,185	$(38)	$17,147	$23,514	(26.9%)	(27.1%)
Total Revenues	$84,387	$(331)	$84,056	$94,557	(10.8%)	(11.1%)
Other (5)
Digital Subscription Revenues (1)	$16,692	$421	$17,113	$14,200	17.6%	20.5%
Workshops + Digital Fees (2)	$13,060	$673	$13,733	$18,587	(29.7%)	(26.1%)
Subscription Revenues (3)	$29,752	$1,094	$30,846	$32,787	(9.3%)	(5.9%)
Product Sales and Other (4)	$8,505	$23	$8,528	$13,458	(36.8%)	(36.6%)
Total Revenues	$38,257	$1,117	$39,374	$46,245	(17.3%)	(14.9%)

Note: Totals may not sum due to rounding.

(1)	“Digital Subscription Revenues” consist of the fees associated with subscriptions for the Company’s Digital offerings, including Digital 360 and Personal Coaching + Digital.
(2)	“Workshops + Digital Fees” consist of the fees associated with the Company’s subscription plans for combined workshops and digital offerings and other payment arrangements for access to workshops.
(3)	“Subscription Revenues” equal “Digital Subscription Revenues” plus “Workshops + Digital Fees”.
(4)

“Product Sales and Other” are sales of consumer products via e-commerce, in studios and through the Company’s trusted partners, revenues from licensing and publishing, other revenues (including revenues from the WW Presents: Oprah’s 2020 Vision tour), and, in the case of the consolidated financial results and Other reportable segment, franchise fees with respect to commitment plans and royalties.

(5)	Represents Australia, New Zealand, emerging markets and franchise revenues.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PERCENTAGES)

UNAUDITED

									Q4 2020 Variance
											2020 Constant Currency
	Q4 2020							Q4 2019		2020		2020
							Adjusted		2020	Adjusted	2020	Adjusted
					Currency	Constant	Constant		vs	vs	vs	vs
	GAAP	Adjustment		Adjusted	Adjustment	Currency	Currency	GAAP	2019	2019	2019	2019
Selected Financial Data
Gross Profit	$182,083	$15,735	(1)	$197,818	$(4,908)	$177,175	$192,910	$175,151	4.0%	12.9%	1.2%	10.1%
Gross Margin	56.3%			61.2%		56.0%	61.0%	52.7%

Selling, General and Administrative Expenses	$71,777	$(3,897	)(2)	$67,880	$(843)	$70,934	$67,037	$65,810	9.1%	3.1%	7.8%	1.9%

Operating Income	$47,668	$19,632	(3)	$67,300	$(2,525)	$45,143	$64,775	$65,886	(27.7%)	2.1%	(31.5%)	(1.7%)
Operating Income Margin	14.7%			20.8%		14.3%	20.5%	19.8%

Note: Totals may not sum due to rounding.

(1)	Excludes $15,735 of charges associated with the Company’s previously disclosed 2020 organizational restructuring plan.
(2)	Excludes $3,897 of charges associated with the Company’s previously disclosed 2020 organizational restructuring plan.
(3)

Excludes the $15,735 and $3,897 of charges associated with the Company’s previously disclosed 2020 organizational restructuring plan recorded to cost of subscription revenues and selling, general and administrative expenses, respectively.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PERCENTAGES)

UNAUDITED

									Full Year 2020 Variance
											2020 Constant Currency
	Full Year 2020							Full Year 2019		2020		2020
							Adjusted		2020	Adjusted	2020	Adjusted
					Currency	Constant	Constant		vs	vs	vs	vs
	GAAP	Adjustment		Adjusted	Adjustment	Currency	Currency	GAAP	2019	2019	2019	2019
Selected Financial Data
Gross Profit	$777,841	$23,300	(1)	$801,141	$(3,640)	$774,201	$797,501	$786,682	(1.1%)	1.8%	(1.6%)	1.4%
Gross Margin	56.4%			58.1%		56.4%	58.1%	55.7%

Selling, General and Administrative Expenses	$297,287	$(42,477	)(2)	$254,810	$(312)	$296,975	$254,498	$254,699	16.7%	0.0%	16.6%	(0.1%)

Operating Income	$216,162	$69,442	(3)	$285,604	$(3,255)	$212,907	$283,315	$287,985	(24.9%)	(0.8%)	(26.1%)	(1.6%)
Operating Income Margin	15.7%			20.7%		15.5%	20.6%	20.4%

Note: Totals may not sum due to rounding.

(1)	Excludes $23,300 of charges associated with the Company’s previously disclosed 2020 organizational restructuring plan.
(2)

Excludes the one-time stock compensation expense of $32,686 associated with the previously disclosed option granted to Ms. Oprah Winfrey in connection with the Company extending its partnership with Ms. Winfrey and $9,792 of charges associated with the Company’s previously disclosed 2020 organizational restructuring plan.

(3)

Excludes the one-time stock compensation expense of $32,686 associated with the previously disclosed option granted to Ms. Oprah Winfrey in connection with the Company extending its partnership with Ms. Winfrey, the $23,300 and $9,792 of charges associated with the Company’s previously disclosed 2020 organizational restructuring plan recorded to cost of subscription revenues and selling, general and administrative expenses, respectively, and the impairment charge of $3,665 for the Company’s goodwill related to its Brazil operations.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS)

UNAUDITED

	Three Months Ended		Twelve Months Ended
	January 2,	December 28,	January 2,	December 28,
	2021	2019	2021	2019

Net Income	$12,611	$29,383	$75,079	$119,616
Interest	31,030	32,222	123,310	135,267
Taxes	3,916	4,679	17,462	31,513
Depreciation and Amortization	12,598	11,474	50,000	45,017
Stock-based Compensation	6,333	5,544	55,013	20,471

EBITDAS	$66,487	$83,302	$320,864	$351,884
2020 Restructuring Charges (1)	19,632	—	33,092	—
Goodwill Impairment (2)	—	—	3,665	—

Adjusted EBITDAS	$86,120	$83,302	$357,621	$351,884

Note: Totals may not sum due to rounding.

(1)	Charges associated with the Company’s previously disclosed 2020 organizational restructuring plan.
(2)	Impairment charge of the Company’s goodwill related to its Brazil operations.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT RATIO)

UNAUDITED

	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Trailing Twelve Months
Net Debt to Adjusted EBITDAS
Net Income (Loss)	$(6,063)	$14,006	$54,525	$12,611	$75,079
Interest	31,551	30,995	29,735	31,030	123,310
Taxes	(651)	5,592	8,604	3,916	17,462
Depreciation and Amortization	12,211	12,771	12,420	12,598	50,000
Stock-based Compensation	3,965	38,686	6,029	6,333	55,013

EBITDAS	$41,013	$102,049	$111,313	$66,487	$320,864

2020 Restructuring Charges (1)	—	11,209	2,251	19,632	33,092
Goodwill Impairment (2)	3,665	—	—	—	3,665

Adjusted EBITDAS	$44,678	$113,258	$113,564	$86,120	$357,621

Total Debt					$1,485,800
Less: Cash					165,887

Net Debt					$1,319,913

Net Debt to Adjusted EBITDAS					3.7 X

Note: Totals may not sum due to rounding.

(1)	Charges associated with the Company’s previously disclosed 2020 organizational restructuring plan.
(2)	Impairment charge of the Company’s goodwill related to its Brazil operations.